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                                                             Exhibit 99.B-(d)(6)

                AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

                              ING SERIES FUND, INC.

          This AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT (this "Agreement"), effective March 1, 2002, as restated August 1, 2003, is hereby amended and restated April 1, 2005, by and between ING Investments, LLC (the "Investment Manager") and ING Series Fund, Inc. (the "Registrant"). The Registrant is a series fund investment company, and is entering into this Agreement on behalf of, and this Agreement shall apply to, each series of the Registrant set forth on SCHEDULE A hereto (each a "Fund," collectively the "Funds"), as such schedule may be amended from time to time to add or delete series.

          WHEREAS, the Registrant is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management company; and

          WHEREAS, the Registrant and the Investment Manager desire that the provisions of this Agreement do not adversely affect a Fund's status as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), do not interfere with a Fund's ability to compute its taxable income under Code Section 852, do not adversely affect the status of the distributions a Fund makes as deductible dividends under Code
Section 562, and do comply with the requirements of Revenue Procedure 99-40 (or any successor pronouncement of the Internal Revenue Service); and

          WHEREAS, the Registrant and the Investment Manager have entered into an investment management agreement (the "Management Agreement"), pursuant to which the Investment Manager provides investment advisory services to each Fund; and

          WHEREAS, the Registrant and the Investment Manager have determined that it is appropriate and in the best interests of the Funds and their shareholders to maintain the expenses of each Fund at a level below the level to which each such Fund might otherwise be subject.

          NOW, THEREFORE, the parties hereto agree as follows:

1.        EXPENSE LIMITATION.

          1.1 APPLICABLE EXPENSE LIMIT. To the extent that the ordinary operating expenses, including but not limited to investment advisory fees payable to the Investment Manager, but excluding interest, taxes, other investment-related costs, leverage expenses (as defined below), extraordinary expenses such as litigation, other expenses not incurred in the ordinary course of such Fund's business, and expenses of any counsel or other persons or services retained by such Fund's trustees who are not "interested persons," as that term is defined in the 1940 Act, of the Investment Manager (the "Fund Operating Expenses"), incurred by a class of a Fund listed on SCHEDULE A during any term of this Agreement (the "Term") exceed the Operating Expense Limit, as defined in Section 1.2 below, for such class for such Term, such excess amount (the "Excess Amount") shall be the liability of the Investment Manager. For the purposes of this Agreement, leverage expenses shall mean fees, costs and expenses incurred by a Fund's use of

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leverage (including, without limitation, expenses incurred by a Fund in creating, establishing and maintaining leverage through borrowings or the issuance of preferred shares).

          1.2 OPERATING EXPENSE LIMIT. The Operating Expense Limit in any Term with respect to each class of a Fund shall be the amount specified in SCHEDULE A.

          1.3 DAILY COMPUTATION. The Investment Manager shall determine on each business day whether the aggregate Term to date Fund Operating Expenses for any class of a Fund exceed the Operating Expense Limit, as such Operating Expense Limit has been pro-rated to the date of such determination (the "Pro-Rated Expense Cap"). If, on any business day, the aggregate Term to date Fund Operating Expenses for any class of a Fund do not equal the Pro-Rated Expense Cap for that class, the amount of such difference shall be netted against the previous day's accrued amount for Excess Amounts or Recoupment Amounts (as defined below), and the difference shall be accrued for that day as an Excess Amount or Recoupment Amount as applicable.

          1.4  PAYMENT. At the end of each month, the accruals made pursuant to
Section 1.3 above shall be netted, and the result shall be remitted by the Investment Manager to the Fund if such netting results in an Excess Amount, and it shall be remitted to the Investment Manager if such netting results in a Recoupment Amount and the Investment Manager is entitled to a Recoupment Amount pursuant to Section 2.1 below. Any such amounts remitted to a Fund, or repaid by a Fund, shall be allocated among the classes of the Fund in accordance with the terms of the Fund's Multiple Class Plan Pursuant to Rule 18f-3 under the 1940 Act. the Registrant may offset amounts owed to a Fund pursuant to this Agreement against the Fund's advisory fee payable to the Investment Manager.

2.        RIGHT TO RECOUPMENT.     If the Investment Manager has waived or
reduced any investment advisory fees, or made any payments pursuant to Section
1.4 above, relating to any of the 36 months immediately preceding any month end calculation pursuant to Section 1.4 above, the Investment Manager shall be entitled to recoup from a Fund any such investment advisory fees waived or reduced and any such payments made (collectively, a "Recoupment Amount"), if (i) on the date of any calculation under Section 1.3, the aggregate Term to date Fund Operating Expenses for any class of a Fund are less than that day's Pro-Rated Expense Cap for that class, and (ii) such Recoupment Amounts have not already been recouped. Any amounts recouped from a class of a Fund shall be recouped in accordance with the principles of the Fund's Multiple Class Plan Pursuant to Rule 18f-3 under the 1940 Act. Amounts recouped shall be allocated to the oldest Recoupment Amounts during such 36-month period until fully recouped, and thereafter to the next oldest Recoupment Amounts, and so forth.

3.        TERM AND TERMINATION.    This Agreement shall have an initial term
with respect to each Fund ending on the date indicated on SCHEDULE A, as such schedule may be amended from time to time. Thereafter, this Agreement shall automatically renew for one-year terms with respect to a Fund unless the Investment Manager provides written notice of the termination of this Agreement to a lead Independent Director of the Registrant within 90 days of the end of the then current term for that Fund. In addition, this Agreement shall terminate with respect to a Fund upon termination of the Management Agreement with respect to such Fund, or it may be

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terminated by the Registrant, without payment of any penalty, upon written notice to the Investment Manager at its principal place of business within 90 days of the end of the then current term for a Fund.

4.        MISCELLANEOUS.

          4.1 CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

          4.2 INTERPRETATION. Nothing herein shall be deemed to require the Registrant or a Fund to take any action contrary to the Registrant's articles of incorporation, declaration of trust, or similar governing document, an applicable prospectus or statement of additional information, or any applicable statutory or regulatory requirement, or to relieve or deprive the Registrant's Board of Directors of its responsibility for and control of the conduct of the affairs of the Registrant or the Funds.

          4.3 DEFINITIONS. Any question of interpretation of any term or provision of this Agreement, including but not limited to the investment management fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Management Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Management Agreement or the 1940 Act.

          4.4 AMENDMENTS. This Agreement may be amended only by a written agreement signed by each of the parties hereto.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, as of the day and year first above written.


ING SERIES FUND, INC.                      ING INVESTMENTS, LLC


By:    /s/ Robert S. Naka                  By:    /s/ Michael J. Roland
       ---------------------------                ---------------------------
Name:  Robert S. Naka                      Name:  Michael J. Roland
Title: Senior Vice President               Title: Executive Vice President

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                                   SCHEDULE A

                                     TO THE

                AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

                              ING SERIES FUND, INC.

                            OPERATING EXPENSE LIMITS

                                                                MAXIMUM OPERATING EXPENSE LIMIT
NAME OF FUND                                                (AS A PERCENTAGE OF AVERAGE NET ASSETS)
------------                                                ---------------------------------------
Brokerage Cash Reserves                                                       0.95%
Initial Term Expires August 1, 2006

                                                        CLASS    CLASS    CLASS    CLASS    CLASS    CLASS
                                                          A        B        C        I        O        R
                                                       ------   ------   ------   ------   ------   ------
ING Classic Principal Protection Fund III               1.50%    2.25%     N/A      N/A      N/A      N/A
Initial Term Expires May 31, 2005

ING Classic Principal Protection Fund IV                1.50%    2.25%     N/A      N/A      N/A      N/A
Initial Term Expires September 6, 2005

ING Global Science and Technology Fund                  1.75%    2.50%    2.50%    1.50%    1.75%     N/A
Initial Term Expires March 1, 2006

ING Government Fund                                     0.95%    1.70%    1.70%    0.70%    0.95%     N/A
Initial Term Expires August 1, 2006

ING Index Plus LargeCap Fund                            0.95%    1.70%    1.45%    0.70%    0.95%    1.20%
Initial Term Expires October 1, 2006

ING Index Plus MidCap Fund                              1.00%    1.75%    1.50%    0.75%    1.00%    1.25%
Initial Term Expires October 1, 2006

ING Index Plus Protection Fund                          1.50%    2.25%     N/A      N/A      N/A      N/A
Initial Term Expires November 30, 2005

ING Index Plus SmallCap Fund                            1.00%    1.75%    1.50%    0.75%    1.00%    1.25%
Initial Term Expires October 1, 2006

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
                                                                 MAXIMUM OPERATING EXPENSE LIMIT
NAME OF FUND                                                 (AS A PERCENTAGE OF AVERAGE NET ASSETS)
------------                                                 ---------------------------------------
                                                        CLASS    CLASS    CLASS    CLASS    CLASS    CLASS
                                                          A        B        C        I        O        R
                                                       ------   ------   ------   ------   ------   ------
ING International Growth Fund                           1.60%    2.35%    2.35%    1.35%    1.60%    N/A
Initial Term Expires March 1, 2006

ING Small Company Fund                                  1.50%    2.25%    2.25%    1.25%    1.50%    N/A
Initial Term Expires October 1, 2006

ING Strategic Allocation Balanced Fund                  1.20%    1.95%    1.95%    0.95%    1.20%    N/A
Initial Term Expires October 1, 2006

ING Strategic Allocation Growth Fund                    1.25%    2.00%    2.00%    1.00%    1.25%    N/A
Initial Term Expires October 1, 2006

ING Strategic Allocation Income Fund                    1.15%    1.90%    1.90%    0.90%    1.15%    N/A
Initial Term Expires October 1, 2006

ING Value Opportunity Fund                              1.35%    2.10%    2.10%    1.10%    1.35%    N/A
Initial Term Expires October 1, 2006

                                                                            HE
                                                                            --
                                                                            HE

* This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

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